UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Samsara Luggage, Inc.

 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Samsara Luggage, Inc.
One University Plaza, Suite 505

Hackensack, NJ 07601

(877) 421-1574

SCHEDULE 14C INFORMATION STATEMENT

October __, 2020

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of Samsara Luggage, Inc.

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Samsara Luggage, Inc., a Nevada corporation (“we”, “us”, “our” or the "Company"), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.0001 per share (the “Common Stock”), have executed a written consent in lieu of a special meeting approving, the following actions:

to amend our Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000,000 to 7,500,000,000 (the “Authorized Capital Increase”).

The stockholder action by written consent was taken pursuant to Section 78.320 of the Nevada Revised Statutes (“NRS”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. This Information Statement is being furnished to all stockholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect.

Please be advised that Atara Dzikowski, David Dahan, and Avraham Benzio, holding approximately 57.9% of our issued and outstanding shares of stock (the “Majority Stockholders”), have executed a written consent approving the Authorized Capital Increase.  No other votes are required or necessary to amend our Articles of Incorporation, and none is being solicited hereunder. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until twenty (20) calendar days after the filing and mailing of the Information Statement to our stockholders or as soon as practicable thereafter. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about October _, 2020. We anticipate that the Authorized Capital Increase will become effective on or about November __, 2020.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement is being furnished pursuant to Section 14C of the Exchange Act. We will first mail the Information Statement on or about October ___, 2020 to stockholders of record as of September 17, 2020.

This Information Statement will be sent to you for information purposes only and you are not required to take any action.

The entire cost of furnishing this Information Statement will be borne by us.

By Order of the Board of Directors

/s/ Atara Dzikowski
CEO and Director

October ___, 2020

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to such company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about October __, 2020.

This Information Statement contains a brief summary of the material aspects of the Authorized Capital Increase approved by the Board of Samsara Luggage, Inc. (the “Company,” “we,” “our,” or “us”) and by the Majority Stockholders.

GENERAL

This Information Statement has been filed with the Commission and is being furnished to the holders of the outstanding and voting shares of stock of the Company. The purpose of this Information Statement is to provide notice that a majority of the Company’s stockholders, have, by written consent, approved of the Authorized Capital Increase.

This Information Statement will be mailed on or about October __, 2020 to those persons who were stockholders of the Company as of the close of business on September 17, 2020. The Authorized Capital Increase will become effective after the filing of a Certificate of Amendment to our Articles of Incorporation with the Office of the Secretary of State of Nevada. These filings will have an effective date that will be at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

As the Majority Stockholders holding an aggregate of approximately 57.9% of the Company’s outstanding shares of Common Stock has already approved the Authorized Capital Increase by written consent, the Company is not seeking approval for the Authorized Capital Increase from any of the Company’s remaining stockholders, and the Company’s remaining stockholders will not be given an opportunity to vote on the Authorized Capital Increase. All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to the Company’s stockholders of the Authorized Capital Increase as required by the Exchange Act.

The Company’s Board approved the Authorized Capital Increase on September 16, 2020. Our board of directors believes that the Authorized Capital Increase will provide flexibility in future corporate developments by providing for sufficient authorized shares to enable the Company to enter into investment transactions with potential investors. The Majority Stockholders approved the Authorized Capital Increase in an action by written consent on September 17, 2020.

As of September 17, 2020, there were 3,929,161,576 shares of Common Stock issued and outstanding.

INFORMATION ON THE MAJORITY STOCKHOLDERS

Pursuant to our Bylaws and the Nevada law, a vote by the holders of at least a majority of the voting power of our outstanding capital stock is required to effect the actions described in this Information Statement. As of September 17, 2020, we had 3,929,161,576 shares of our Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. Of the total potential 3,929,161,576 Common Stock votes, more than 50%, or 1,964,580,789, is required to pass any stockholder resolution. The Majority Stockholders are the owner of an aggregate of 2,277,370,062 shares of our Common Stock, representing a total of approximately 57.9% of the total voting power of our Common Stock, as of September 17, 2020. Pursuant to NRS 78.320, the Majority Stockholders voted in favor of the action described in this Information Statement by written consent. The Majority Stockholders’ name and number of shares voted are as follows:

Name	Number of Shares	Percentage
Atara Dzikowski	916,362,531	23.3%
David Dahan	916,362,531	23.3%
Avraham Bengio	444,645,000	11.3%
Total	2,277,370,062	57.9%

Effective Date of Stockholder Actions

The Authorized Capital Increase will become effective following the filing of a Certificate of Amendment to our Articles of Incorporation with the Office of the Secretary of State of Nevada. The filings with the Secretary of State of Nevada will have an effective date that will be at least 20 days after the date this Information Statement is first mailed to the Company’s stockholders.

We currently expect the effective date of the Authorized Capital Increase to be November ___, 2020.

No Dissenters' Rights

Under Nevada law, our shareholders are not entitled to dissenter’s rights or appraisal rights in connection with the Authorized Capital Increase.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

SHARE CAPITAL INCREASE

Purpose of the Authorized Capital Increase

The Authorized Capital Increase

The purpose of the Authorized Capital Increase is to increase the number of shares of the Company’s common stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises, and other transactions under which the Company will issue shares of common stock.

On September 3, 2020, the Company entered into a Securities Purchase Agreement (“SPA”) with YAII PN, Ltd. (the “Investor”), pursuant to which the Investor agreed to invest an aggregate amount of $220,000 in two tranches, and the Company agreed to issue convertible debentures and warrants to the Investor. Each tranche of the investment is convertible at any time into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) $0.003 per share, or (b) 80% of the lowest the daily dollar volume-weighted average price for the Company’s Common Stock during the 10 trading days immediately preceding the conversion date. The Company undertook as part of the transaction to increase its authorized shares of Common Stock to at least 7,000,000,000 within 90 days of September 3, 2020.

On June 26, 2020, the Company entered into a Securities Purchase Agreement (“SPA”) with Power Up Lending Group Ltd. (the “Investor”), pursuant to which the Investor provided the Company with an initial investment in the form of a convertible loan in the principal amount of $66,700. The convertible loan will be convertible after six months into shares of the Company’s common stock at a conversion price equal to seventy-five percent (75%) of the average of the lowest trading price for the Company’s common stock during the twenty (20) trading day period prior to the conversion date.

Except as described above, as of the date of this Information Statement, the Company has not identified any investors, entered into any agreements relating to any potential investment in the Company; or entered into any agreements relating to an acquisition of another specified company, pursuant to which the Company will issue shares of its common stock.

The Authorized Capital Increase will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on the Company’s existing stockholders if additional shares are issued.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the Authorized Capital Increase is not to construct or enable any anti-takeover defense or mechanism on behalf of Company. Although the Authorized Capital Increase could, under certain circumstances, have an anti-takeover effect, the Authorized Capital Increase is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Company’s common stock or obtain control of the Company.

Other than the Authorized Capital Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional shares of authorized capital which become available following the Authorized Capital Increase to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

The Company has no anti-takeover mechanisms present in its governing documents or otherwise and there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Management is not aware of any provisions of the Company’s Articles of Incorporation and Bylaws that may have anti-takeover effects, which would make it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management.

Effects of the Authorized Capital Increase

General

Pursuant to the Authorized Capital Increase, the Company’s authorized shares of common stock will be increased from five billion (5,000,000,000) shares of common stock, par value $0.0001 per share, to seven billion five hundred million (7,500,000,000) shares of common stock, par value $0.0001 per share.

Effect on Authorized and Outstanding Shares

As of the Record Date, the Company had 5,000,000,000 authorized shares of common stock, of which 3,929,161,576 were issued and outstanding, and 5,000,000 authorized shares of preferred stock of which no shares have been issued.

The number of issued and outstanding shares of capital stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will not be affected by the Authorized Capital Increase.

The rights and preferences of the shares of Common Stock prior and subsequent to the Authorized Capital Increase will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change, as a result of the Authorized Capital Increase.

The Authorized Capital Increase will affect all of our holders of Common Stock uniformly, and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power.

		Issued and	Shares	Authorized but
	Authorized	Outstanding	Reserved	Unissued
	Shares of Common Stock	Shares of Common Stock	For Issuance	Shares of Common Stock

Pre-Authorized Capital Increase	5,000,000,000	3,929,161,576	1,065,838,424	1,065,838,424

Post-Authorized Capital Increase	7,500,000,000	3,929,161,576	1,304,171,757	3,570,838,424

Effectiveness of the Authorized Capital Increase

The effective date of the Authorized Capital Increase will be the date of the filing of the Articles of Amendment with the Office of the Secretary of State of Nevada.

Tax Consequences

Generally, an increase in a company’s authorized share capital will not result in the recognition of gain or loss for U.S. federal income tax purposes. No gain or loss will be recognized by the Company as a result of the Authorized Share Increase.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon.  None of our directors have informed us in writing that he intends to oppose any action to be taken by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Holdings

The following table sets forth, as of September 17, 2020 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5 percent of our common stock, as well as by each of our current Directors and executive officers as a group.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

The percentages below are calculated based on 3,929,161,576 shares of our common stock issued and outstanding as of September 17, 2020. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner	Number of Shares Owned	Percent
Atara Dzikowski (Director and CEO)	916,362,531	23.3%
David Dahan (Director and CTO)	916,362,531	23.3%
Avraham Bengio	444,645,000	11.3%
Y.A.R.N. Investments Ltd.	436,124,576	11.1%
Directors and officers as a group (2 persons)	1,832,725,062	46.6%

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

CONCLUSION

We are sending you this Information Statement which describes the purpose and effect of the Authorized Capital Increase. Your consent to the Authorized Capital Increase is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Samsara Luggage, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

For the Board of Directors of Samsara Luggage, Inc.

By:	/s/ Atara Dzikowski
Atara Dzikowski
CEO and Director

Appendix A

Certificate of Amendment

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Samsara Luggage, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Third Article, entitled "Shares: (number of shares corporation is authorized to issue)" is amended to read:
"1. Shares (number of shares corporation is authorized to issue):
Number of shares with par value: 7,505,000,000 Par Value per share: $0.0001"

Article 9(a) is amended to read: "The total number of shares of stock which the Corporation shall have authority to issue is Seven Billion Five Hundred Five Million (7,705,000,000) which shall consist of (i) Seven Billion Five Hundred Million (7,500,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock")."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 58

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

Appendix A-1